Exhibit 10.15

EXECUTION COPY

THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON SEPTEMBER     , 2001 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER     , 2001, AS AMENDED AND MODIFIED FROM TIME TO TIME, BY AND AMONG THE ISSUER (THE “COMPANY”) AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 18, 2000, BY AND BETWEEN THE COMPANY, BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P. AND HELLER HEALTHCARE FINANCE, INC., AND EACH PERSON ACCEPTING THIS NOTE OR THE BENEFITS HEREOF IS SUBJECT TO THE OBLIGATIONS SET FORTH HEREIN.

HEALTHESSENTIALS SOLUTIONS, INC.

SUBORDINATED PROMISSORY NOTE

September, 2001	$2,500,000

HealthEssentials Solutions, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Bruckmann, Rosser, Sherrill & Co. II, L.P. (the “Payee”) the principal amount of $2,500,000 together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

This Note was issued pursuant to a Note Purchase Agreement, dated as of September     , 2001 (as amended and modified from time to time, the “Purchase Agreement”), by and among the Company and certain investors, and this Note is one of the “Notes” referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Except as defined in paragraph 7 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

1. Payment of Interest. Except as otherwise expressly provided in paragraph 5(b) hereof, interest shall accrue on a daily basis at 10% per annum on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. Interest shall be compounded quarterly (beginning March 31, 2002) and shall accrue and be payable upon demand. Any accrued interest shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the holder of this Note.

2. Payment of Principal on Note.

(a) Scheduled Payments. On the Maturity Date, the Company shall repay all outstanding amounts, including all principal and accrued and unpaid interest thereon, of this Note.

(b) Prepayments. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion (in whole number multiples of $50,000 only) of the outstanding principal amount of the Notes, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Note held by each holder; provided, that (x) such prepayment is not prohibited by the provisions of paragraph 4 hereof and (y) the Company sends written notice to the holder of this Note at least ten (10) days prior to the date on which the Company shall make such prepayment. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the principal amount of the Notes being repaid. A prepayment of less than all of the outstanding principal amount of each of the Notes (i) shall not relieve the Company of its obligation to make the remaining scheduled payments on the Notes on the scheduled payment dates pursuant to paragraph 2(a) above.

(c) Conversion. This Note may be converted pursuant to and in accordance with Section 1D of the Purchase Agreement.

3. Pro Rata Payment. Except as otherwise expressly provided in this Note, all payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or other amount with respect to any Note in excess of such holder’s pro rata share of such payments obtained by all holders of the Notes (other than as expressly provided herein), by acceptance of a Note each such holder agrees to purchase from the other holders of the Notes a participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

4. Subordination. The payment of all indebtedness evidenced by this Note, together with the payment of interest fees and other amounts payable in respect of this Note, is subject to a Subordination Agreement, dated September     , 2001, by and between the Company, the Payee, and Heller Healthcare Finance, Inc.

5. Events of Default.

(a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of any principal payment on any Note, and such failure to pay is not cured within three (3) days after the occurrence thereof;

(ii) the Company fails to perform or observe any other provision contained in the Notes or in the Purchase Agreement, and such failure is not cured within thirty (30) days after the occurrence hereof;

(iii) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code or similar statute under Canadian law; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days;

(iv) the Company or any Subsidiary defaults in the performance of any obligation under the Senior Credit Agreement and such default results in the acceleration of the indebtedness incurred thereunder;

(v) if no obligations of the Company or any Subsidiary are outstanding under the provisions of the Senior Credit Agreement, the Company or any Subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $250,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $250,000 to become due prior to its stated maturity; or

(vi) a Fundamental Change occurs.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b) Consequences of Events of Default.

(i) If an Event of Default has occurred and is continuing, the interest rate on this Note shall increase immediately by an increment of an additional two hundred basis points, to the extent permitted by applicable law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

(ii) If an Event of Default of the type described in subparagraph 5(a)(iii) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

(iii) Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

(iv) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.

7. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Business Day” means any day that is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Common Stock” means the Company’s Common Stock, par value $.00l per share, and any other securities issuable with respect thereto by way of stock split, stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Date of Issuance” means September     , 2001.

“Fundamental Change” means (a) any sale or transfer of more than 50% of the assets of the Company and its Subsidiaries, if any, on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Company’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business), (b) any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Company’s capital stock by the Company, other than the issuances contemplated by the BRS Investment (as defined in the Purchase Agreement), or any holders thereof which results in any person or group of persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of voting securities as of the date hereof, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company’s Board of Directors, and (c) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving corporation, the terms of the Notes are not changed and the Notes are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company’s Board of Directors immediately prior to the merger shall continue to own the Company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company’s Board of Directors.

“Maturity Date” means the earlier of (i) September     , 2006 and (ii) five business days after written demand of payment by Required Holders.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Required Holders” means Bruckmann, Rosser, Sherrill & Co. II, L.P.

“Senior Credit Agreement” means the Loan and Security Agreement by and between the Company, certain of the Company’s Subsidiaries and Heller Healthcare Finance, Inc., dated July 12, 2000, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

8. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

9. Payments. All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

10. Place of Payment. Payments of principal and interest shall be delivered by the Company as specified by prior written notice by the Payee to the Company.

11. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day that is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following such day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

12. Governing Law. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

13. Usury Laws. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Required Holders resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

*     *     *

[signature page follows]

IN WITNESS WHEREOF, the Company has executed and delivered this Note on September     , 2001.

Attest		HEALTHESSENTIALS SOLUTIONS, INC.

/s/ G. Scott Hansel		By:	/s/ Michael R. Barr
Name:	G. Scott Hansel		Name:	Michael R. Barr
Title:	Secretary		Title:	Chairman and CEO